UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2014

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition.

On August 6, 2014, Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), issued a press release to report the Company’s financial results for the quarter ended June 30, 2014. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

Item 8.01.	Other Events.

On August 6, 2014, the Company announced that its Board of Directors (the “Board”) approved an expansion of its stock repurchase program. The Board increased the Company’s share repurchase authorization under the program from $1,500,000,000 to $2,000,000,000, and extended the term of the stock repurchase program from December 31, 2014, to December 31, 2015. Under the stock repurchase program, the Company is authorized to repurchase its Class A Common Stock through open market purchases, including under a trading plan adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The timing of repurchases and the exact number of shares to be purchased will be determined by the Company’s management, in its discretion, or pursuant to a Rule 10b5-1 trading plan, and will depend upon market conditions and other factors. The Company anticipates that the program will be funded using its cash on hand and cash generated from operations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Cognizant Technology Solutions Corporation, dated August 6, 2014.

*	The information in Item 2.02 and Exhibit 99.1 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: August 6, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Cognizant Technology Solutions Corporation, dated August 6, 2014